UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

Astera Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41979	82-3437062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2345 North First Street,

San Jose, CA 95131

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 766-3806

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer

On February 4, 2026, Michael Tate notified Astera Labs, Inc. (the “Company”) of his retirement as Chief Financial Officer of the Company, effective March 2, 2026. Mr. Tate remains an employee of the Company and will transition to a role as Strategic Advisor to the CEO until September 1, 2026, as described in the Transition Services Agreement filed and incorporated by reference herein as Exhibit 10.1. There were no disagreements between Mr. Tate and the Company, and his retirement was not related to the Company’s operations, policies or practices.

Appointment of Chief Financial Officer

On February 4, 2026, the Company entered into an offer letter (the “Offer Letter,” filed and incorporated by reference herein as Exhibit 10.2) with Desmond Lynch, age 46, providing for his appointment as Chief Financial Officer, effective March 2, 2026.

Mr. Lynch previously served as Senior Vice President, Finance and Chief Financial Officer of Rambus Inc. from August 2022 until February 2026 and served as the Vice President of Finance and Investor Relations of Rambus from 2020 until 2022. In addition, Mr. Lynch served as Vice President, Finance of Knowles Corporation, an audio solutions company, from 2019 to 2020. Previously, Mr. Lynch served as Vice President, Finance/Senior Director, Financial Planning and Analysis at Renesas Electronics Corporation/Integrated Device Technology, Inc., an analog and mixed signal semiconductor company, from 2016 to 2019. Mr. Lynch also served as Director, Financial Planning and Analysis at Atmel Corporation, a semiconductor company, from 2010 to 2016, prior to its acquisition by Microchip Technology. Mr. Lynch received a bachelor’s degree in Accounting and Finance from the University of Glasgow, Scotland, in 2000, and is a Chartered Accountant with the Institute of Chartered Accountants of Scotland.

In connection with Mr. Lynch’s appointment, the Company entered into the Offer Letter with Mr. Lynch, which includes the following terms: (i) an initial annual base salary of $500,000 per year (the “Base Salary”), (ii) an annual discretionary, performance bonus target of 95% of Mr. Lynch’s Base Salary, (iii) restricted stock units (the “RSUs”) representing the opportunity to receive an aggregate of $6,000,000 in shares of the Company’s common stock (the “Long-Term RSU Award”); (iv) RSUs representing the opportunity to receive an aggregate of $1,000,000 in shares of the Company’s common stock (the “Supplemental RSU Award”); and (v) performance stock units (the “PSUs”) representing the opportunity to receive an aggregate of $2,000,000 in shares of the Company’s common stock (the “PSU Award”). The Long-Term RSU Award will vest as to one-fourth of the shares on the first anniversary of the vesting commencement date, with the remainder vesting ratably on a quarterly basis over the subsequent three years, so long as Mr. Lynch remains employed by the Company through such vesting date, among other benefits. The Supplemental RSU Award will vest on the first anniversary of the applicable vesting commencement date, so long as Mr. Lynch remains employed by the Company through such vesting date. The PSU Award will vest solely based on the achievement of specified performance milestones, as determined by the board of directors (or a committee thereof), provided that Mr. Lynch remains employed by the Company through such vesting date.

There is no arrangement or understanding between Mr. Lynch and any other person pursuant to which Mr. Lynch was selected as the Company’s Chief Financial Officer. Mr. Lynch has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Transition Services Agreement, dated February 9, 2026, by and between the Company and Michael Tate.
10.2	Offer Letter by and between the Company and Desmond Lynch, dated February 4, 2026.
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2026	Astera Labs, Inc.

	By:	/s/ Michael Tate
Name: Michael Tate
Title: Chief Financial Officer